Exhibit 23.1 Consent of RSM US LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-172984) on Form S-8 of Atlantic Coast Financial Corporation of our report dated March 16, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Atlantic Coast Financial Corporation for the year ended December 31, 2015.

Miami, Florida

March 16, 2016